Exhibit 99.1

Global Crossing Airlines Reports Third Quarter 2026 Financial Results

Strong Passenger Demand and Improved Aircraft Availability Drive 24% YoY Revenue Growth to $71.8 Million

EBITDA increased more than 2.4x YoY to $10.4 million; EBITDAR increased 36% YoY to $25.7 million; Cash Flow from Operations up materially to $9.0 million

MIAMI, FL, November 4, 2026 – Global Crossing Airlines Group, Inc. (Cboe CA: JET, Cboe CA: JET.B, OTCQB: JETMF) (the “Company” or “GlobalX”), North America's Fastest Growing Charter Airline®, today announced its financial and operating results for the third quarter ended September 30, 2026. Except as otherwise disclosed, all figures are presented in United States dollars and prepared in accordance with U.S. GAAP.

Financial and Operational Summary
	Q3 2026	Q3 2025	% Change
Revenue:	$71.8M	$58.0M	24%
Operating Income:	$4.0M	$1.0M	~4X
Net income (loss) attributable to the Company:	$0.2M	$(2.0)M	N/A
EBITDAR[1]:	$25.7M	$18.9M	36%
EBITDA[1]:	$10.4M	$4.3M	144%
Net Aircraft Available:	18.1	15.9	14%
Total Block Hours, including Sub Service:	9,965	9,901	1%
% of Block Hours - ACMI	88%	96%	(8%)
Average Utilization Hours Per Aircraft:	550	618	(11%)

Management Commentary

“GlobalX delivered another strong quarter, with revenue up 24% year-over-year, operating income up almost four times and approximately $9.0 million of cash flow from operations,” said Chris Jamroz, Executive Chairman of GlobalX. “It was our strongest third quarter to date, with record revenue for the period. Major sporting events and high-profile concert tours contributed strongly, underscoring the

1Refer below to the section “Non-GAAP Financial Measures” for additional information

Exhibit 99.1

breadth of our customer base and the demand for our specialized charter services. Just as important, we deliberately shifted aircraft toward higher-value domestic flying, deploying them where they earn the greatest return rather than simply maximizing utilization. We believe this disciplined approach to fleet expansion, together with robust demand across our core passenger markets and the operating leverage of our platform, positions our business to keep growing and to increase profitability over time. We expect year-over-year revenue and EBITDA growth to continue in the fourth quarter and into 2027, supported by the aircraft added in the second half of 2026 and early 2027, in addition to the up to five more targeted for 2027.”

Ryan Goepel, President and Chief Financial Officer of GlobalX, added, “Our third-quarter results reflect improved aircraft availability, stronger operating performance and a more favorable revenue mix. Net aircraft available increased 14% year-over-year to 18.1 as we progressed through our scheduled maintenance program and continued to bring additional aircraft into service. While average utilization declined year-over-year, our strategic decision to prioritize domestic flying over seasonal contracts, which typically generate higher guaranteed hours at lower hourly rates, drove the decline. This shift enabled us to capture higher revenue per block hour and improve the overall economics of our flying activity.”

“Over the past several years, we have focused on building the operational foundation necessary to support a larger, more efficient airline, including strengthening our maintenance capabilities, expanding our pilot workforce and improving the systems and processes required to manage a growing fleet. With much of that infrastructure now in place, we believe additional aircraft entering revenue service will enable us to spread our fixed costs across a larger operating base, improve asset productivity and generate greater operating leverage as we continue to scale the business.”

Q3 2026 Financial Highlights (vs. Q3 2025) – Three-Month Period

●
Revenue: Revenue increased 24% to $71.8 million from $58.0 million, primarily driven by higher net aircraft availability and higher revenue per block hour flown for Charter and ACMI.
●
Total Operating Expenses: Operating expenses increased 19% to $67.7 million compared with $57.0 million. The increase was driven primarily by a $3.1 million increase in depreciation and amortization expenses from aircraft deliveries secured on finance leases, a $2.9 million increase in aircraft fuel, a $2.1 million increase in maintenance, materials and repairs, and a $1.9 million increase in contracted ground and aviation services.
●
Net Income: Net income attributable to the Company increased to $0.2 million compared with a net loss of $2.0 million. Earnings per basic and diluted share improved to $0.00, compared with a loss of $(0.03) per basic and diluted share.
●
EBITDAR1: EBITDAR increased 36% to $25.7 million compared with $18.9 million.
●
EBITDA1: EBITDA increased 144% to $10.4 million compared with $4.3 million.
●
Cash Flow from Operations: Cash flow provided by operating activities increased materially to $9.0 million compared with $0.6 million.

Recent Operational Updates

●
Advanced fleet expansion and modernization initiatives:
o
Began revenue service for two Airbus A320 aircraft in October.

Exhibit 99.1

o
Took delivery of the first of three A320 passenger airframes and related engines from Spirit Airlines; all three are expected to enter revenue service in the fourth quarter or early first quarter of 2027.
●
Provided passenger charter services for two high-profile concert tours during the third quarter, further expanding the Company's presence in the entertainment charter market.
●
Completed one heavy and twelve non-heavy maintenance events during the third quarter.
●
Increased pilot headcount 31% since December 31, 2025, to 186 pilots, aligning crew resources with fleet expansion.

Liquidity

●
Cash and Restricted Cash: As of September 30, 2026, the Company had approximately $14.3 million in cash and restricted cash, compared with $20.5 million at December 31, 2025.

Conference Call and Webcast

The GlobalX management team will host a conference call tomorrow, followed by a question-and-answer period. Interested parties may submit questions to the Company prior to the call by emailing JET@elevate-ir.com.

Date: Thursday, November 5, 2026

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (877) 709-8150

International dial-in number: (201) 689-8354

Webcast: GlobalX's Q3 2026 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.globalairlinesgroup.com.

About Global Crossing Airlines Group, Inc.

GlobalX is a US 121 domestic flag and supplemental airline flying the Airbus A320 family of aircraft. The Company’s services include domestic and international ACMI and charter flights for passengers and cargo throughout the US, Caribbean, Europe, and Latin America. GlobalX is IOSA certified by IATA and holds TCOs for Europe, the UK, and Australia.

For more information:

Company Contact

Ryan Goepel, President & CFO

Tel: (720) 330-2829

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Email: JET@elevate-ir.com

Exhibit 99.1

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures, including adjusted operating expenses, adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share, EBITDA and EBITDAR. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP. These non-GAAP financial measures are presented because management believes that they supplement or enhance management's, analysts', and investors' overall understanding of the Company's underlying financial performance and trends and facilitate comparisons among current, past, and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and filings with the Securities and Exchange Commission (the “SEC”) in their entirety and not to rely on any single financial measure.

EBITDA is defined as operating income (loss), plus depreciation and amortization and is a supplemental measure of operating performance that the Company believes is useful to facilitate comparisons to its historical consolidated and business-level performance and operating results. The Company believes its presentation of EBITDA, a key metric used internally by management, provides investors with a supplemental view of the Company’s operating performance that facilitates analysis and comparisons of its ongoing business operations because it excludes items that may not be indicative of the Company’s ongoing operating performance.

EBITDAR is defined as operating income (loss), plus depreciation, amortization, and aircraft rent, and is a metric to be considered by investors when comparing results across various airlines, which aims to normalize for the different ways that the airlines acquired their aircraft. This distinction is important when comparing the operational results of an airline leasing its aircraft versus an airline purchasing its aircraft. Specifically, the airline leasing aircraft would see the costs relating to those aircraft flow through aircraft rent, while an airline that owns their aircraft would see their costs for those aircraft flow through depreciation and amortization.

Exhibit 99.1

EBITDAR Reconciliation (in thousands)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Operating Income	$ 4,043	$ 1,035
Depreciation and amortization	6,390	3,245
EBITDA	10,433	4,280
Aircraft Rent	15,299	14,649
EBITDAR	25,732	18,929

EBITDAR Reconciliation (in thousands)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Operating Income	$ 11,516	$ 7,421
Depreciation and amortization	16,630	8,099
EBITDA	28,146	15,520
Aircraft Rent	41,165	43,809
EBITDAR	69,311	59,329

Net Income Reconciliation (in thousands)	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Net Income (Loss) attributable to the Company	$ 238	$ (1,959)
Share Based Compensation	63	827
Adjusted Net Income (Loss)	301	(1,132)

Net Income Reconciliation (in thousands)	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Net Income (Loss) attributable to the Company	$ 1,592	$ (1,197)
Share Based Compensation	1,174	2,166
Adjusted Net Income (Loss)	2,766	969

Cautionary Note Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this press release include, but are not limited to, statements with respect to the Company’s financial

Exhibit 99.1

performance, continued growth, rising demand, growing momentum of the Company’s charter platform and the execution of the Company’s strategic plan, the goal of becoming the largest narrow body charter airline in North America, continued fleet expansion, profitable narrow body charter operations, the Company’s future focus, details regarding future financial results, the Company’s ability to effectively manage its operations, including maintenance and personnel, strengthening controls, investing significantly in preventive maintenance, our focus on profitable expansion, deployment of additional aircraft to meet rising demand across the Company’s core charter markets, and the Company’s status as the nation’s fastest growing charter airline. In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects" "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this press release are based on certain factors and assumptions regarding, among other things: the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX’s ability to successfully conclude definitive agreements for; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX carries business or have operations; GlobalX’s ability to have sufficient aircraft to provide its services to customers; the impact of competition and the competitive response to GlobalX’s business strategy; and the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include risks related, among other things, to: the Company’s ability to lease aircraft on favorable terms; the Company's ability to continue as a going concern; the Company's ability to manage its growth effectively; the Company’s ability to implement its business strategy successfully; the Company’s ability to obtain access to capital; the limited number of aircraft the Company operates; rising maintenance costs; seasonality in the company’s business; and aircraft-related fixed obligations. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this press release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements. The Company has also identified certain known material risk factors applicable to it in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and in its other filings with the SEC.

Exhibit 99.1

GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share quantities)

	September 30, 2026 (Unaudited)	December 31, 2025
Current Assets
Cash and cash equivalents	$ 13,344	$ 16,694
Restricted cash	945	3,809
Accounts receivable, net of allowance for credit losses	7,109	6,782
Prepaid expenses and other current assets	5,181	3,529
Spare parts	135	405
Total Current Assets	26,714	31,219
Property and equipment, net	37,437	33,578
Finance leases, net	54,751	48,870
Operating lease right-of-use assets	83,271	72,824
Deposits	12,557	11,880
Other assets	6,095	4,681
Total Assets	$ 220,825	$ 203,052
Current liabilities
Accounts payable	$ 16,230	$ 13,888
Accrued liabilities	36,250	28,948
Deferred revenue	8,781	16,830
Customer deposits	2,243	4,401
Current portion of note payable	2,594	3,080
Current portion of long-term operating leases	16,923	14,262
Current portion of finance leases	14,231	10,304
Total current liabilities	97,252	91,713
Other liabilities
Note payable, net of unamortized debt issuance costs	39,130	40,447
Long-term operating leases	66,983	59,374
Long-term finance leases	43,310	40,705
Other liabilities	673	291
Total other liabilities	150,096	140,817
Total Liabilities	$ 247,348	$ 232,530
Commitments and Contingencies (Note 10)
Stockholders’ Equity (Deficit)
Common Stock

$.001 par value; 144,462,687, 5,537,313 and 50,000,000 authorized; 55,014,740, 5,537,313, 9,015,040 and 50,992,033, 5,537,313, 9,089,107 issued and outstanding as of September 30, 2026 and December 31, 2025, for Common Stock, Class A Non-voting Common Stock, and Class B Non-voting Common Stock, respectively

	$ 70	$ 65
Additional paid-in capital	45,357	44,022
Retained deficit	(72,025)	(73,617)
Total Company’s stockholders’ deficit	(26,598)	(29,530)
Noncontrolling interest	75	52
Total stockholders’ deficit	(26,523)	(29,478)
Total Liabilities and Deficit	$ 220,825	$ 203,052

Exhibit 99.1

GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Revenue	$ 71,768	$ 58,022	$ 210,352	$ 186,004
Operating Expenses
Salaries, Wages, & Benefits	20,952	21,279	62,013	59,979
Aircraft Fuel	4,204	1,340	16,094	11,782
Maintenance, materials and repairs	7,259	5,153	18,821	14,413
Depreciation and amortization	6,390	3,245	16,630	8,099
Contracted ground and aviation services	5,258	3,343	17,430	14,123
Travel	2,671	1,708	7,788	6,988
Insurance	1,225	1,271	3,694	3,808
Aircraft Rent	15,299	14,649	41,165	43,809
Other	4,467	4,999	15,201	15,582
Total Operating Expenses	$ 67,725	$ 56,987	$ 198,836	$ 178,583
Operating Income	4,043	1,035	11,516	7,421
Non-Operating Expenses
Interest Expense	3,817	2,990	10,890	8,233
Gain on Settlement	-	-	(1,049)	-
Total Non-Operating Expenses	3,817	2,990	9,841	8,233
Income (Loss) before income taxes	226	(1,955)	1,675	(812)
Income tax expense	-	-	-	-
Net Income (Loss)	226	(1,955)	1,675	(812)
Net (Loss) Income attributable to Noncontrolling Interest	(12)	4	83	385
Net Income (Loss) attributable to the Company	238	(1,959)	1,592	(1,197)
Income (Loss) per share:
Basic	$ -	$ (0.03)	$ 0.02	$ (0.02)
Diluted	$ -	$ (0.03)	$ 0.02	$ (0.02)
Weighted average number of shares outstanding	67,811,715	64,664,058	66,930,404	63,649,789
Weighted-average shares outstanding—Diluted	70,305,523	64,664,058	69,484,812	63,649,789

GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(UNAUDITED)

(In thousands, except shares quantities)

	Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total	Noncontrolling Interest	Total
Beginning – January 1, 2025	61,758,727	$ 62	$ 40,949	$ (70,566)	$ (29,555)	$ 87	$ (29,468)
Issuance of shares – options exercised	50,000	—	12	—	12	—	12

Exhibit 99.1

	Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total	Noncontrolling Interest	Total
Issuance of shares – share based compensation on RSUs	1,876,109	2	534	—	536	—	536
Income for the period	—	—	—	154	154	372	526
Issuance of shares - ESPP	5,496	—	3	—	3	—	3
Ending – March 31, 2025	63,690,332	$ 64	$ 41,498	$ (70,412)	$ (28,850)	$ 459	$ (28,391)
Issuance of shares – options exercised	196,667	—	49	—	49	—	49
Issuance of shares – share based compensation on RSUs	309,994	1	776	—	777	—	777
Issuance of shares - ESPP	258,796	—	168	—	168	—	168
Proceeds from disgorgement of stockholders' short-swing profits (Note 12)	—	—	12	—	12	—	12
Distributions to noncontrolling interest	—	—	—	—	—	(148)	(148)
Income for the period	—	—	—	608	608	9	617
Ending – June 30, 2025	64,455,789	$ 65	$ 42,503	$ (69,804)	$ (27,236)	$ 320	$ (26,916)
Issuance of shares – share based compensation on RSUs	498,219	—	827	—	827	—	827
Distributions to noncontrolling interest	—	—	—	—	-	(200)	(200)
(Loss) Income for the period	—	—	—	(1,959)	(1,959)	4	(1,955)
Ending – September 30, 2025	64,954,008	$ 65	$ 43,330	$ (71,763)	$ (28,368)	$ 124	$ (28,244)

	Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total	Noncontrolling Interest	Total
Beginning – January 1, 2026	65,618,453	$ 65	$ 44,022	$ (73,617)	$ (29,530)	$ 52	$ (29,478)
Issuance of shares - share based compensation on RSUs	1,051,668	1	496	—	497	—	497
Income for the period	—	—	—	2,691	2,691	129	2,820
Ending – March 31, 2026	66,670,121	$ 66	$ 44,518	$ (70,926)	$ (26,342)	$ 181	$ (26,161)
Issuance of shares - share based compensation on RSUs	246,826	1	613	—	614	—	614
Issuance of shares - ESPP	255,518	—	166	—	166	—	166
Distributions to noncontrolling interest	—	—	—	—	—	(60)	(60)
Loss for the period	—	—	—	(1,337)	(1,337)	(34)	(1,371)
Ending – June 30, 2026	67,172,465	$ 67	$ 45,297	$ (72,263)	$ (26,899)	$ 87	$ (26,812)
Issuance of shares - share based compensation on RSUs	2,394,628	3	60	—	63	—	63
Income (Loss) for the period	—	—	—	238	238	(12)	226
Ending – September 30, 2026	69,567,093	$ 70	$ 45,357	$ (72,025)	$ (26,598)	$ 75	$ (26,523)

GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

Exhibit 99.1

For The Nine Months Ended September 30,	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$ 1,675	$ (812)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,630	8,099
Credit losses	273	111
Loss on sale of spare parts	11	82
Amortization of debt issue costs	621	584
Amortization of operating lease right of use assets	10,764	14,950
Share-based payments	1,174	2,166
Interest on finance leases	5,554	3,295
Changes in assets and liabilities:
Accounts receivable	(599)	1,714
Spare parts	258	(5)
Prepaid expenses and other current assets	(1,652)	(1,772)
Accounts payable	2,342	1,509
Accrued liabilities, deferred revenue and customer deposits	(2,904)	(1,423)
Operating lease obligations	(10,941)	(15,618)
Other liabilities	(6,767)	(3,340)
Net cash provided by operating activities	16,439	9,540
CASH FLOWS FROM INVESTING ACTIVITIES
Deposits, deferred costs and other assets	(4,801)	(1,561)
Purchases of property and equipment	(7,491)	(10,042)
Net cash used in investing activities	(12,292)	(11,603)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(8,044)	(3,783)
Principal payments on note payable	(2,423)	(678)
Debt issue costs	-	(169)
Proceeds on issuance of shares	166	207
Distributions to noncontrolling interest	(60)	(348)
Proceeds from disgorgement of stockholders’ short-swing profits	-	12
Net cash used in financing activities	(10,361)	(4,759)
Net decrease in cash, cash equivalents, and restricted cash	(6,214)	(6,822)
Cash, cash equivalents and restricted cash - beginning of the period	20,503	14,043
Cash, cash equivalents and restricted cash - end of the period	$ 14,289	$ 7,221
Non-cash investing and financing activities
Reclass of Property and equipment to Accounts receivable (aircraft receivable) and Prepaid expenses and other current assets (deferred maintenance)	$ -	$ 117
Right-of-use (ROU) assets acquired through operating leases	$ 27,701	$ 383
Right-of-use (ROU) assets reclassification of existing lease	$ 6,491	$ -
Aircraft acquired through note payable	$ -	$ 14,650
Aircraft acquired through finance leases	$ 11,478	$ 3,453
Airframe acquired through finance leases	$ 4,302	$ 3,536
Reclass of Property and equipment to finance leases (aircraft initial direct costs)	$ 389	$ -
Equipment acquired through finance leases	$ -	$ 387
Cash paid for
Interest	$ 8,977	$ 7,794